Merrill Lynch

Global Markets & Investment Banking Group

The Board of Directors of Acxiom
Confidential Presentation to:
Regarding Project Apple
May 16, 2007
CONFIDENTIAL
Exhibit (c)(7)†
† Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule
24b-2 of the Securities Exchange Act of 1934, as amended.  Omitted portions are indicated in this exhibit with [*].

CONFIDENTIAL
Table of Contents
Confidential Presentation to The Board of Directors of
Acxiom Regarding Project Apple
1.  Process Update
2.  Investors’ View of Acxiom
3.  Valuation Analysis
4.  Review of Proposal & Potential Alternative Bidders
Appendix

CONFIDENTIAL Process Update

CONFIDENTIAL

Process Update
Status Update
Selected
Merrill Lynch
Valuation
Perspectives
Focused on free cash flow
Extent of capitalized and deferred costs limits the meaningfulness of EBITDA as a valuation metric
Examined “Adjusted EBITDA” and FCF conversion to allow greater comparability to peers given, for example, capital leases and purchased software costs
Off-shore cost savings represent a potentially sizeable opportunity
However, extent and timing of savings remain uncertain
Actual performance has lagged versus recent expectations
Current Management expectations for FY2008 EPS are below Wall Street consensus
Potential change in control implications to customer contracts
Annual contract losses / renegotiation in services (e.g., [*]) and IT outsourcing ([*])
____________________
(1) Consideration received by shareholders excludes $0.06 per quarter due to Company’s suspending payment of its dividend until transaction consummation.  This implies net consideration of $27.04 for closing occurring within one quarter of transaction signing and $26.98 for closing within two quarters of transaction signing.
Process
Update
Received offer of $26 per share from ValueAct on April 25, 2007
Received $26.50 per share offer from ValueAct on May 4, 2007
Received $27
(1)
per share offer on May 15, 2007 from ValueAct and Silver Lake
Delivered Merger Agreement to ValueAct on May 5, 2007, received mark-up on May 11, 2007
Engaged in substantive contract negotiations beginning May 13, 2007
[*] Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

CONFIDENTIAL

Process Update
Summary of Proposed Terms
____________________
(1) Consideration received by shareholders excludes $0.06 per quarter due to Company’s suspending payment of its dividend until transaction consummation.  This implies net consideration of $27.04 for closing occurring within one quarter of transaction signing and $26.98 for closing within two quarters of transaction signing.
Consideration &
Structure
$27.10
(1)
per share, payable in cash
$2.2 billion Offer Value; $2.9 billion Transaction Value
Financing
Financing commitment documentation received from UBS for 100% of debt financing
Financing structure consists of
-
$1,725 million First Lien Term Loan at LIBOR + 225 bps
-
$425 million Second Lien Facility at LIBOR + 550 bps
Go-Shop
Solicitation
60 day “closed-end” go-shop period wherein Acxiom can actively solicit alternative acquisition proposals
ValueAct and Silver Lake have a right to be notified 3 business days prior to accepting any Superior Offer
Selected
Termination
Fees
Termination Fees payable to ValueAct (upon contractually triggered termination by Acxiom)
-
1% of Equity Value if termination occurs as a result of a Superior Offer during the go-shop period, or
-
3% of Equity Value if termination occurs as a result of a Superior Offer after the go-shop period
3% of Equity Value payable to Acxiom in the event ValueAct and Silver Lake fail to obtain financing
5% of Equity Value payable to Acxiom due to a ValueAct / Silver Lake breach
Other Key
Contractual
Provisions
Voting agreement where ValueAct has pledged to support the highest offer, notwithstanding identity of acquiror
Closing Conditions
-
Hart-Scott-Rodino (“HSR”) anti-trust approval
-
Acxiom shareholder approval
-
Other customary closing conditions
Representations & Warranties – customary for transactions of this type

CONFIDENTIAL

Process Update
Benefits & Considerations of Various Approaches to Maximizing
Value / Certainty
Benefits Considerations
Pre-Signing
Market Test
If completed succesfully, can provide Board comfort
regarding ValueAct / Silver Lake offer relative to
alternatives
Can be accomplished discretely or through public
announcement
All potential buyers can be put on equal footing
Engenders competitive tension between bidders
Forestalls management alignment with any one
particular group

Unless paired with a go-shop, may create frictional cost to
competing bidders
May adversely impact negotiations with ValueAct / Silver
Lake
Potential leaks may effectively take the process out of the
Board’s hands
A public announcement regarding exploration of
strategic alternatives may help cure the risk of leaks
However, a public announcement would also lead to
significant consternation among customers and other
business partners
Post-Signing
Market Test
(“Go-Shop”)
Shareholders receive certainty and value while retaining a
significant portion of their upside
Signed offer effectively represents a “floor” for
shareholder value
Lower termination fee during go-shop period should
stimulate potential alternative bidders to work quickly
to solidify their interest
Signed transaction reinforces investment thesis /
availability of financing and re-kindles interest for
alternative buyers (e.g., Hellman & Friedman /
Catalina Marketing)
Disruption from uncertain outcome avoided
ACXM is very customer-centric and dependent on
large contracts
Go-shop period may not allow enough time for bidders to
submit a full offer
Alternative buyers may perceive a systemic disadvantage
relative to the signed offer (e.g., Kerzner International)
Many of the benefits of the go-shop can be accomplished
through negotiating for a below-market termination fee
(e.g., Blackstone / EOP)
While go shops are being increasingly utilized, their effectiveness appears to be case specific

CONFIDENTIAL
Process Update
Overview of "Go-Shop" Provisions

33%
69%
0%
15%
30%
45%
60%
75%
2004 / 2005 2006
____________________
(1) Survey of 23 selected going private transactions since 2004.
Overview
A "go-shop" provision provides a target the
flexibility to conduct a post-signing market test by:
Allowing the target to actively solicit
alternative suitors for a limited period of time
after signing a merger agreement
Providing a reduced termination fee should
the target choose to enter into a transaction
with an alternative suitor
Go shop provisions have become increasingly
common as a tool to:
maximize shareholder value
create transaction certainty
Examples of recent transactions with go-shop
provisions:
2.3%
1.8%
0.0%
0.5%
1.0%
1.5%
2.0%
2.5%
During Go Shop Period After Go Shop Period
Avg. Break-Up Fee as % of Trans. Value (1)
Transactions Impacted By Go-Shops
% of Deals with Go Shop Provision (1)
Alternative Buyer
Submits Higher Bid
Original Buyer
Submits Higher Bid
Fortis; RBS; Santander / LaSalle Bank
Hellman & Friedman / Catalina Marketing
Community Health Systems / Triad
Hospitals
Blockbuster / Hollywood Entertainment
Diageo / Chalone Wine Group
Investor Group / Clear Channel
Communications
Apax Partners / Hub International
Investor Group / Kerzner International
Blackstone / EOP (no go-shop; below-
market termination fee)
Company Transaction Value ($bn)
Harman International $7.8
TXU Corp. 44.2
Catalina Marketing 1.6
Laureate Education 3.4
United Surgical Partners 1.7
OSI Restaurant Partners 3.2
HCA 32.9

CONFIDENTIAL Investors’ View of Acxiom

CONFIDENTIAL

Investors’ View of Acxiom
Historical Stock Price Performance
Since 2006
80%
90%
100%
110%
120%
1/2/2006 2/20/2006 4/10/2006 5/30/2006 7/18/2006 9/6/2006 10/25/2006 12/13/2006 2/1/2007 3/22/2007 5/11/2007
5/16
8/7
9/18 1/24
ACXM
6.5%
____________________
Source: Wall Street research, news articles and FactSet data as of May 11, 2007.
(1) Includes Catalina Marketing, ChoicePoint, Dun & Bradstreet, Equifax, Experian, Fair Isaac, Harte Hanks and infoUSA.
9/18/06: “Dutch Auction” tender offer fully
subscribed at $25 per share (lowest possible
price)
Marketing /
Business
Services
(1)
8.6%
5/17/06:  Acxiom announces
FY2006 results - $1.3bn of revenue and
$0.74 EPS (vs. Wall Street consensus of
$0.75 EPS)
1/24/07:  Acxiom announces EPS
of $0.31 vs. Street consensus of
$0.32
8/07/06: ACXM announces “Dutch Auction” tender
offer for up to 11.1 million shares for $25 - $27 per
share
Returns Analysis
Low Avg High
1 Month 15.6% $21.19 $22.61 $24.76
3 Month 9.2% 21.00 21.99 24.76
6 Month (2.7%) 21.00 23.41 25.78
1 Year (0.4%) 21.00 23.84 25.86
2 Year 26.9% 16.75 22.99 26.46
3 Year 7.9% 16.75 23.03 26.94

CONFIDENTIAL

Investors’ View of Acxiom
Wall Street Equity Research Overview
Recommendations and Price Targets
Analyst / Firm Date Recommendation Target Price FY2008E EPS
Credit Suisse / Brandon Dobell 2/7/07 Underperform $24.00 $1.09
Matrix USA/ Ivan Feinseth 2/6/07 Hold NA NA
Lehman Brothers/ Megan Talbott 1/25/07 Overwt/Neutral $23.50 $1.07
Robert W. Baird & Co./ Mark A. Bacurin 1/25/07 Neutral $26.00 $1.10
ThinkEquity Partner/ Glenn Greene 1/25/07 Source of Funds $21.00 NA
Piper Jaffray & Co./ Brett Manderfeld 1/25/07 Market Perform $23.00 $1.13
Mean $1.10
First Call Consensus - Mean $1.13
First Call Consensus - Median $1.12
Management’s Internal Projection $1.02
Selected Commentary
____________________
Source:  Wall Street research.
Wall Street analysts’ estimates:
¦ 11% higher than management’s revised FY2008 Roadmap
¦ Do not include off-shoring cost initiatives
“We remain cautious on the ACXM story given our
concerns around structural demand and growth in
the key market drivers for ACXM's data and
services business, particularly in the US. We also
remain cautious on the outlook for ACXM's IT
Outsourcing business given the decision to
deemphasize more traditional-style ITO contracts in
favor of Data Factory Warehouse/Value-added
contracts, where traction remains a bit tough.”
– Credit Suisse, February 6, 2007
“ACXM remains a leader in customer data
integration services with a diverse list of blue chip
clients . . . we believe that it will take at least a year
for the company's new sales initiatives to accelerate
rev growth back to the high-single digits.”
– PiperJaffray, January 25, 2007
“We continue to believe Acxiom is positioned for
solid, sustainable growth over the long term
driven by: 1) increasing demand for data
integration and targeted-marketing capabilities, 2)
international expansion opportunities, 3)
improving sales productivity as more consultative
sales efforts mature, and 4) a broadening service
offering including digital marketing and risk
management solutions among others.”
– Robert W. Baird & Co., January 25, 2007

CONFIDENTIAL

Earnings Expectations vs. Actual Performance
Actual Versus Consensus
____________________
Source: FactSet and First Call Recall.
Note: FYE totals may vary from the sum of quarterly data due to variable share counts. Consensus 1 Year Prior estimates are from February of preceding fiscal year.
(1) Reported actual EPS for 2004-2006 is the Diluted EPS number reported in Acxiom’s 10-K. 2007 actual EPS represents management’s projection.
(2) FY2007 and Q4 data are scheduled to be released Wednesday, May 16th.
Investors’ View of Acxiom
Acxiom has an irregular history of meeting earnings targets
Analysis at Announcement Analysis 1 Year Prior to Announcement
% Upside/(Downside) % Upside/(Downside)
Period
Actual
(1) Consensus vs. Consensus Consensus vs. Consensus
FY2007
(2) $0.95 $0.95 - $1.08 (12.0%)
FY2006 0.71 0.81 (12.3%) 0.95 (25.3%)
FY2005 0.74 0.78 (5.1%) 0.70 5.7%
FY2004 0.64 0.56 14.3% 0.81 (21.0%)
FY2007
Q4 0.20 0.20 - 0.29 (31.0%)
Q3 0.31 0.32 (3.1%) 0.33 (6.1%)
Q2 0.25 0.23 8.7% 0.26 (3.8%)
Q1 0.20 0.17 17.6% 0.20 -

CONFIDENTIAL

Revenue - 2003-2006 CAGR
Investors’ View of Acxiom
Benchmarking Analysis – Growth Rates
FCF - 2003-2006 CAGR (1)
Revenue - 2006-2009E CAGR
FCF - 2006-2008E CAGR (1)
____________________
Note: All comparables calendarized. ACXM presented on a fiscal year basis. Financial information as per SEC filings and Wall Street research.
(1) Represents levered free cash flow.  For ACXM, capital investments include payments made in respect of capital leases.
(2) Dun & Bradstreet FCF growth rate from 2006-2007.
13.9%
13.8%
11.6%
11.2%
10.2%
8.1%
7.6%
4.5%
3.4%
0.0%
4.0%
8.0%
12.0%
16.0%
DNB POS HHS FIC IUSA CPS ACXM EFX EXPN
21.1%
11.7%
9.2%
8.5%
6.3% 6.2%
5.4%
4.4%
0.4%
0.0%
4.0%
8.0%
12.0%
16.0%
20.0%
24.0%
FIC HHS ACXM DNB CPS EFX EXPN POS IUSA
10.9%
9.2%
6.4% 6.3%
5.2%
4.9%
2.4%
(2.0%)
(23.0%)
(25.0%)
(15.0%)
(5.0%)
5.0%
15.0%
POS IUSA FIC HHS EXPN ACXM CPS DNB EFX
41.5%
25.9%
24.9%
10.8%
8.1%
6.4%
5.0%
2.8%
0.0%
0.0%
10.0%
20.0%
30.0%
40.0%
50.0%
IUSA CPS FIC ACXM EFX HHS EXPN DNB POS
While Acxiom has
historically grown faster
than its peers, projected
growth is modest relative
both to Acxiom’s peers
and its own past
performance
On a free cash flow basis,
Acxiom’s growth is also
relatively modest
Projected cash flow
growth is attributable to:
Operational growth
The Company’s
“capital light”
strategy in the IT
Outsourcing division

CONFIDENTIAL

FCF Conversion (1)
EBITDA Margin
Capex Intensity (3)
EBIT Margin
Investors’ View of Acxiom
Benchmarking Analysis
____________________
Note:  Represents calendar year 2006 for all comparables. ACXM statistics and information reflect fiscal year ended March 31, 2007. Financial information as per SEC filings and Wall
Street research.
(1) Represents 2007 unlevered free cash flow as a percentage of EBITDA. For ACXM, capital investments include payments made in respect of capital leases.
(2) For ACXM, EBITDA adjusted for capital leases and software purchases.
(3) Represents capital expenditure as a percentage of revenue. ACXM capital intensity includes total capital spending prior to capital lease financings.
79.3%
72.4%
58.8%
55.2% 53.9%
52.5%
50.6%
30.0%
22.3%
0.0%
20.0%
40.0%
60.0%
80.0%
100.0%
ACXM POS EXPN CPS HHS IUSA DNB EFX FIC
13.9%
12.4%
7.4%
4.2%
3.6%
3.3%
2.9%
2.5%
1.1%
0.0%
5.0%
10.0%
15.0%
EFX CPS HHS IUSA FIC DNB EXPN ACXM POS
Adjusted EBITDA
(2)
EBITDA
29.7%
28.0%
24.9%
23.5%
21.8%
19.2%
17.6%
16.7%
11.4%
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
30.0%
35.0%
ACXM IUSA HHS FIC EXPN POS CPS DNB EFX
Acxiom’s relatively low
EBITDA trading multiple is
explained in part by its
relatively low free cash flow
conversion, implying that,
unlike some peers, for Acxiom,
EBITDA is not a good proxy for
cash flow
This disconnect is also reflected
in Acxiom margins
While EBITDA margins
seem in line with peers,
Adjusted EBITDA and
EBIT margins are
generally toward the low
end of peers
Acxiom’s cash flows are further
burdened by a capital intensity
that is among the highest in its
peer group
Capital intensity is
projected to decrease as
the Company transitions
to its “capital light” IT
Outsourcing business
model
34.4%
34.1%
33.9%
30.6%
30.1%
18.8%
24.6%
21.2%
18.3%
10.0%
15.0%
20.0%
25.0%
30.0%
35.0%
40.0%
27.7%
HHS iUSA FIC ACXM DNB EXPN POS CPS EFX

CONFIDENTIAL

Investors’ View of Acxiom
Shareholder Profile
(Dollars in Millions)
____________________
Source: LionShares data. Based on closing price of $24.49 as of May 11, 2007.
Top 5: 34%
Retail
Insiders
Other Institutions
Large Institutional
Holders
Index Funds
Hedge Funds /
Activists
23%
15%
23%
13%
9%
16%
Diversified shareholder profile with significant hedge fund component
Shares
Held Market % of
Holder Name (000s) Value Total Type
ValueAct Capital Management LP 10,330 $253.0 13.2% Hedge Fund - Growth
MCM Management LLC 5,643 138.2 7.2% Hedge Fund - Growth
Barclays Global Investors 3,828 93.7 4.9% Index Fund
American Century Investment Mgmt. 3,529 86.4 4.5% Growth - Growth
Putnam Investment Mgmt. 3,128 76.6 4.0% Growth - GARP
Vanguard Group, Inc. 1,969 48.2 2.5% Index Fund
State Street Global Advisors 1,822 44.6 2.3% Index Fund
RiverSource Investments LLC 1,528 37.4 1.9% Growth - GARP
NewSouth Capital Mgmt. 1,471 36.0 1.9% Generalist - GARP
Delaware Investment Advisers 1,276 31.3 1.6% Income - Growth
Fisher Investments, Inc. 1,268 31.1 1.6% Value - GARP
Wellington Management Co. LLP 952 23.3 1.2% Core Value - Growth
Cardinal Capital Mgmt. 837 20.5 1.1% Specialty - Growth
Edge Asset Mgmt. 810 19.8 1.0% GARP
Kalmar Investments, Inc. 802 19.6 1.0% Growth - Growth
Harris Investment Mgmt. 794 19.5 1.0% Core Value - GARP
TIAA-CREF Asset Mgmt. 777 19.0 1.0% Value - Index
Deutsche Asset Mgmt. 645 15.8 0.8% Core Value - GARP
Enhanced Investment Technologies LLC 578 14.1 0.7% GARP
Teacher Retirement System of Texas 565 13.8 0.7% GARP
Top 20 Institutional Shareholders 42,551 $1,042.1 54.3%
Other Institutional Shareholders 16,175 396.1 20.6%
Total Institutional 58,726 $1,438.2 75.0%
Total Insiders 6,896 $323.2 8.8%
Other Shareholders 12,726 157.4 16.2%
Total Shares Outstanding 78,348 $1,918.7 100.0%

CONFIDENTIAL Valuation Analysis

CONFIDENTIAL

Historical and Projected Financial Summary
____________________
Source: Management projections and historical 10-K filings.
Valuation Analysis
(Dollars in Millions)
FYE March 31, CAGR
2003A 2004A 2005A 2006A 2007E 2008E 2009E 2010E 2011E '03-'07 '07-'11
Revenue $958 $1,011 $1,223 $1,333 $1,396 $1,465 $1,562 $1,700 $1,853 9.9% 7.3%
Growth 10.6% 5.5% 21.0% 9.0% 4.7% 5.0% 6.6% 8.9% 9.0%
EBITDA
$205 $234 $320 $362 $386 $392 $411 $443 $491 17.2% 6.2%
Margin 21.4% 23.1% 26.2% 27.2% 27.7% 26.7% 26.3% 26.0% 26.5%
Adj. EBITDA $198 $202 $259 $238 $262 $278 $323 $359 $414 7.3% 12.1%
Margin 20.6% 20.0% 21.1% 17.8% 18.8% 19.0% 20.7% 21.1% 22.3%
Cash From Ops.
$254 $260 $247 $276 $260 $243 $266 $281 $313 0.6% 4.8%
Margin 26.5% 25.7% 20.2% 20.7% 18.6% 16.6% 17.0% 16.6% 16.9%

CONFIDENTIAL

Valuation Analysis
Summary of Projections Analyzed
Revenue Adjusted EBITDA
Earnings Per Share Levered Free Cash Flow
Growth
CAGR
Base Plan 9.0% 4.7% 5.0% 6.6% 8.9% 9.0% 7.3%
Research 9.0% 4.6% 5.2% 6.0% – – –
$414
$359
$323
$278
$262
$238
$467
$399
$347
$269
$262
$238
0
100
200
300
400
500
2006A 2007E 2008E 2009E 2010E 2011E
Margin
CAGR
Base Plan
17.8% 18.8% 19.0% 20.7% 21.1% 22.3%
12.1%
Base & O.S. 17.8% 18.8% 18.4% 22.2% 23.5% 25.2% 15.6%
$180
$154
$144
$115
$86
$102
$213
$180
$159
$110
$86
$102
0
50
100
150
200
250
2006A 2007E 2008E 2009E 2010E 2011E
$2.25
$1.79
$1.36
$1.02
$0.95
$0.71
$2.65
$2.11
$1.55
$0.96
$0.95
$0.71
NA NA
$1.36
$1.13 $0.95
$0.71
0.00
1.00
2.00
3.00
4.00
$5.00
2006A 2007E 2008E 2009E 2010E 2011E
Base Plan Base Plan & Off-Shoring (1) Wall Street Research
____________________
Note: Dollars in millions. CAGR calculations range from 2007E - 2011E.
Source: Management projections and Wall Street research; based on fiscal year ending March 31, 2007.
(1) Base + Off-Shoring represents 50% realization of off-shoring initiatives per management.
$1,333
$1,394
$1,467
$1,554
NA NA
$1,333
$1,396
$1,465
$1,562
$1,700
$1,853
0
500
1,000
1,500
$2,000
2006A 2007E 2008E 2009E 2010E 2011E

CONFIDENTIAL

Valuation Analysis
FY2007 –
FY2011 EBIT Bridge (Dollars in Millions)
FY2007 –
FY2011 Revenue Bridge (Dollars in Millions)
45.8% 17.5% 3.6% 18.6% 8.8% 8.1% (2.2%)
67% of Total 35% of Total
____________________
Source: Acxiom management.
Note: Dollars in millions.
Aggregate
Revenue Increase:
$445
Aggregate
EBIT Increase:
$153
43.2%
$1,841
$1
$55
$74
($49)
$90
$58
$75
$59
$60
$36
($14)
$1,396
1,000
1,200
1,400
1,600
1,800
$2,000
FY2007
Revenue
[*]
Contract
Loss
Other
Financial
Services
CDI /
Marketing
Services
CDI &
Marketing
Services,
Ex
Finacial
Services
Data
Org &
Consulting
Digital
&
Direct
Data
Products
Risk
[*]
ITO
Other
ITO
International
Other FY2011
Revenue
$320
($3)
$12
$13 $28
$5
$27
$70
$167
0.0
100.0
200.0
300.0
$400.0
FY2007
EBIT
'07–'10
Services
'07–'10
Products
'07–'10
ITO
'10–'11
Services
'10–'11
Products
'10–'11
ITO
Corporate FY2011
EBIT
[*] Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.

CONFIDENTIAL

Valuation Analysis
Key Business Drivers and Impact
Salaries & Benefits / Sales Total Capital Investment / Sales
Revenue Growth vs. Key Business Drivers
40.8%
43.0%
43.3%
42.1%
39.1%
40.8%
42.7%
42.1%
40.0%
36.6%
35.0%
37.0%
39.0%
41.0%
43.0%
45.0%
FY2007 FY2008 FY2009 FY2010 FY2011
Base Plan Base + Off-Shoring
(1)
____________________
(1) Base + Off-Shoring represents 50% realization of off-shoring initiatives per management.
(2) Capital investment includes total capital spending prior to capital lease financings.
(1)
12.4%
8.7%
7.8%
7.5%
7.2%
6.0%
9.0%
12.0%
15.0%
FY2007 FY2008 FY2009 FY2010 FY2011
FYE March 31,
2007E 2008E 2009E 2010E 2011E
Annual Revenue Growth 4.7% 5.0% 6.6% 8.9% 9.0%
Annual Salaries & Benefits Growth (Base) 10.0% 10.7% 7.2% 5.8% 1.4%
Annual Salaries & Benefits Growth (Off-Shoring) 10.0% 9.8% 5.0% 3.6% (0.3%)
Total Capital Investment Annual Growth
(2)
16.4% (26.7%) (4.1%) 4.7% 4.3%

CONFIDENTIAL

Valuation Analysis
Comparative Internal Projections Over Time
(Dollars in Millions, Except Per Share Data)
____________________
(1) Source: Management base model as of December 2005.
(2) Source: Management base model as of May 2007.
FYE March 31, '07 -'11
2007E 2008E 2009E 2010E CAGR
Revenue
Base Plan as of Dec. 2005
(1)
$1,447.9 $1,561.8 $1,686.7 $1,821.6 8.0%
Current Base Plan
(2)
1,395.8 1,465.4 1,561.9 1,700.2 6.8%
Difference
$ (52.1) (96.4) (124.8) (121.4)
% (3.6%) (6.2%) (7.4%) (6.7%)
EBIT
Base Plan as of Dec. 2005
(1)
$199.1 $246.8 $310.7 $381.8 24.2%
Current Base Plan
(2)
167.4 189.0 221.1 267.7 16.9%
Difference
$ (31.7) (57.8) (89.6) (114.1)
% (15.9%) (23.4%) (28.8%) (29.9%)
EPS
Base Plan as of Dec. 2005
(1)
$1.12 $1.46 $1.92 $2.40 28.9%
Current Base Plan
(2)
0.95 1.02 1.36 1.79 23.6%
Difference
$ (0.17) (0.44) (0.56) (0.61)
% (15.4%) (29.9%) (29.0%) (25.4%)
Cash Flow From Operations
Base Plan as of Dec. 2005
(1)
$287.4 $317.1 $356.6 $404.2 12.0%
Current Base Plan
(2)
259.8 242.9 265.9 281.4 2.7%
Difference
$ (27.6) (74.2) (90.8) (122.8)
% (9.6%) (23.4%) (25.4%) (30.4%)

CONFIDENTIAL
$185
$151
$140
$104
$124
$167
$141
$121
$94
$84
50
100
150
$200
2003 2004 2005 2006 2007

Valuation Analysis
Actual Performance Versus Budget
Operating Income (1)
Revenue (1)
____________________
(1) Budget figures as per Acxiom management. Actual figures as per SEC filings.
(2) FY2007 Actual as per management guidance.
$1,429
$1,358
$1,258
$1,015
$983
$1,396
$1,333
$1,223
$1,011
$958
750
1,000
1,250
$1,500
2003 2004 2005 2006 2007
Budget Actual
(2)
(2)
(2.6%) (0.4%) (2.8%) (1.8%) (2.3%)
(32.0%) (9.3%) (13.6%) (7.1%) (9.6%)

CONFIDENTIAL

Valuation Analysis
Valuation Methodologies
Merrill Lynch has performed a valuation analysis employing various methodologies
Trading Performance
Research Price
Targets
Public Comparables
Analysis
Precedent
Transaction Analysis
Discounted Cash
Flow Analysis
Review of Acxiom's
historical stock
trading performance
Review of current
Wall Street analysts'
price targets
Analysis of premiums
and multiples paid in
precedent
transactions
Calculate present
value of projected
unlevered free cash
flows
Value with and
without off-shoring
initiatives
Analysis of trading
multiples of selected
comparable peer
group
Apply relevant
multiples to Acxiom
actual and projected
performance

CONFIDENTIAL

Valuation Analysis
Summary of Valuation Methodologies
As of March 31, 2007 (Dollars in Millions, Except Per Share Data)
____________________
Source: Management projections.
(1) Reflects realization of 50% of management off-shoring cost initiatives.
(2) High and Low represent closing prices.
(3) Consideration received by shareholders excludes $0.06 per quarter due to Company’s suspending payment of its dividend until transaction consummation.  This implies net consideration of $27.04 for closing occurring within one quarter of transaction signing and $26.98 for closing within two quarters of transaction signing.
Historical
Performance
Status Quo
Sale of Company Intrinsic Value
Public Comparables
Current
Proposal:
$27.10
(3)
(1)
52 Week Research FY2007E FY2008 FY2008E Acq. Comps DCF (Perp. Growth)
High / Low (2) Analyst Targets Adj. EBITDA of $278mm FCF of $115mm EPS of $1.02 10.0x - 12.0x 10.0% - 11.0% WACC
9.5x - 11.5x 14.0x - 17.0x 17.0x - 19.0x LTM Adj. EBITDA 3.0% - 4.0% Perp. Growth
$28.68
$25.86
$26.00
$29.61
$25.06
$19.38
$31.07
$26.01
$21.00 $21.00
$23.69
$20.25
$17.34
$25.19
$18.35
$10.00
$15.00
$20.00
$25.00
$30.00
$35.00

CONFIDENTIAL

Valuation Analysis
DCF Sensitivity Analysis
(1)
____________________
Note: Midpoint of DCF value based on 10.5% WACC and 3.5% perpetuity growth rate.
(1) Off-Shoring Savings represents 50% realization of off-shoring initiatives per management.
DCF Value Range Implied Current % Premium/(Discount)
Low High FCF Multiple To Market To Base DCF
No Off-Shoring Savings
Management Plan $18.35 $26.01 15.0x (11.4%) --
15% Annual EBIT Miss 14.38 21.04 11.9x (29.4%) (20.4%)
1% FCF Annual Margin Compression 15.84 22.91 13.0x (22.9%) (13.0%)
With Off-Shoring Savings
(1)
Management Plan $22.24 $30.90 18.3x 6.2% 19.9%
15% Annual EBIT Miss 18.83 26.40 15.4x (9.6%) 2.1%
1% FCF Annual Margin Compression 20.82 28.89 17.0x (0.6%) 12.2%

CONFIDENTIAL Review of Proposal & Potential Alternative Bidders

CONFIDENTIAL

Review of Proposal & Potential Alternative Bidders
Overview of Proposal
Summary Valuation & Multiples (2)
(Dollars in Millions, Except Per Share Data)
____________________
(1) Consideration received by shareholders excludes $0.06 per quarter due to Company’s suspending payment of its dividend until transaction consummation.  This implies net consideration of $27.04 for closing occurring within one quarter of transaction signing and $26.98 for closing within two quarters of transaction signing.
(2) Reflects management projections (excluding off-shoring opportunities).
(3) Current share price as of March 15, 2007.
(4) Adjusted Firm Value excludes $121.4 million of capital leases.
(5) Excludes restructuring and extraordinary items of $9.3 million.
Acxiom
Current
(3)
Proposal
Share Price $23.76 $27.10
Equity Value $1,914 $2,207
Less: Cash (38) (38)
Plus: Debt 738 738
Firm Value $2,614 $2,908
Adjusted Firm Value
(4)
$2,493 $2,786
Multiples: Metric
FY2007 EBITDA $386 6.8x 7.5x
FY2008 EBITDA 392 6.7x 7.4x
FY2007 Adj. EBITDA $262 9.5x 10.6x
FY2008 Adj. EBITDA 278 9.0x 10.0x
FY2007 P/E
(5)
$0.95 25.1x 28.6x
FY2008 P/E 1.02 23.2x 26.5x
FY2007 FCF $86 22.2x 25.6x
FY2008 FCF 115 16.6x 19.1x
Premium / (Discount)
Current 14.1%
30-Day Average 20.6%
52-Week High / Low 4.8%  /  29.0%
2-Yr High / Low 2.4%  /  59.4%
5-Yr High / Low (0.6%)  /  121.2%
Price
$27.10
(1)
Consideration
All Cash

CONFIDENTIAL

Sources & Uses (1)
5-Year Equity Returns (Excluding Off-
Shoring Cost Initiatives)
5-Year Equity Returns (Including 50% of Off-
Shoring Cost Initiatives)
Transaction Value Analysis
Review of Proposal & Potential Alternative Bidders
LBO Analysis
PF 2007
Sources of Funds ($ mm) % EBITDA
Existing Cash - 0.0%
Term Loan A 1,725 57.4% 4.5x
Term Loan B 425 14.1% 1.1x
Capital Leases 121 4.0% 0.3x
Total Debt 2,271 75.5% 5.9x
Sponsor Equity 736 24.5%
Total Sources of Funds $3,008 100.0%
Sponsor Equity (% Corporate Debt & Equity) 24.5%
Uses of Funds ($ mm) %
Purchase of Equity $2,207 73.4%
Financing Fees 32 1.1%
Capital Leases 121 4.0%
Transaction Expenses 30 1.0%
Refinance Outstanding Debt 617 20.5%
Total Uses of Funds $3,008 100.0%
____________________
(1) Leverage consistent with financing commitment papers provided by UBS.
Price $26.00 $28.00 $30.00 $26.00 $28.00 $30.00
12.0%
27.6%
21.5%
16.8%
27.7%
34.1%
18.4%
23.1%
29.4%
22.7%
16.5%
22.4%
10.0%
15.0%
20.0%
25.0%
30.0%
35.0%
40.0%
Mgmt. Projections 15% EBIT Miss
Price $26.00 $28.00 $30.00 $26.00 $28.00 $30.00
17.6%
33.4%
27.0%
22.0%
33.0%
39.7%
23.7%
28.7%
35.2%
27.8%
22.4%
28.5%
10.0%
15.0%
20.0%
25.0%
30.0%
35.0%
40.0%
45.0%
Offer Price $27.10
Offer Value $2,207
Plus: Debt $617
Less: Excess Cash (38)
Adj. Transaction Value (Excl. Fees) $2,786
8.0x Exit Multiple 9.0x Exit Multiple
8.0x Exit Multiple 9.0x Exit Multiple

CONFIDENTIAL

Review of Proposal & Potential Alternative Bidders
Overview of Potential Transaction Partners
[*] Certain information in this exhibit has been omitted and filed separately with the SEC pursuant to a confidential treatment request under Rule 24b-2 of the Exchange Act.
Background
Over the past eighteen months, Acxiom has garnered interest from both financial and strategic partners
Interest likely spurred at least in part by proxy contest of 2006
Numerous financial sponsors have expressed an interest in learning more about Acxiom to assess the possibility of making a firm proposal
In addition to the expression of interest from ValueAct, [*] also took an active interest
Undertook a significant diligence effort
Introduced [*] as a potential equity partner
Parties That Have Undertaken
Significant Diligence
Selected Financial Parties That Have
Made Inquiries Regarding Acxiom
Financial
Buyers
[*]
[*]
Silver Lake Partners
ValueAct Capital
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
Broad range of strategic buyers potentially interested but have not been actively pursued
Software / Enterprise Data Providers Consumer Data Repositories / Managers
Strategic
Buyers with
Prior Contact
[*]
[*]
[*}
[*]
Process
Opportunities
Merrill Lynch considered the potential to solicit additional financial as well as strategic buyers for the Company that may be willing to offer greater value to Acxion shareholders than the ValueAct / Silver Lake proposal
Weighed the benefits and disadvantages of a  pre-signing marketing period vs. post- signing marketing test
Identified Tier I and Tier II potential buyers to contact based on anticipated interest level and ability to pay
Broad spectrum of parties to contact not limited by those who have previously expressed interest in Acxiom [*]
A market test would include contacting both those parties who have made contact with Acxiom, as well as many parties who have yet to be Introduced to the opportunity

CONFIDENTIAL

Review of Proposal & Potential Alternative Bidders

Preliminary Potential Bidder Review

Tier I Strategics

Potential Bidder	Equity Value	Firm Value
IBM	$159.0	$168.2
hp	$120.3	$115.7
ORACLE	$98.9	$96.4
EMC²	$33.2	$32.0
experian	$11.4	$13.0

Potential Bidder	Equity Value	Firm Value
EQUIFAX	$6.1	$7.0
D&B Dun & Bradstreet	$5.8	$6.1
ALLIANCE	$5.1	$6.3
TransUnion	Private	Private

Tier II Strategics

Potential Bidder	Equity Value	Firm Value
CISCO	$165.5	$144.3
SAP	$58.0	$39.1
TATA	$29.6	$29.5
accenture	$33.7	$27.9
Infosys	$27.8	$26.2
WIPRO	$19.2	$19.2
REED ELSEVIER	$16.1	$16.1
Sun	$19.0	$15.9
ca	$14.8	$15.6
EDS	$14.3	$14.9

Potential Bidder	Equity Value	Firm Value
FIS Fidelity National Information Services	$9.9	$12.5
CSC	$9.6	$10.9
Cognizant Technology Solutions	$12.1	$10.8
NCR	$9.4	$8.5
Satyam	$7.3	$6.5
TSYS	$6.3	$5.9
bea	$4.7	$3.9
Fair Isaac	$2.1	$2.3
[illegible]	$1.9	$2.1
sas	Private	Private

Note: Dollars in billions.
Source: Company filings, Wall Street research and FactSet.

23

CONFIDENTIAL

Review of Proposal & Potential Alternative Bidders

Preliminary Potential Bidder Review (Cont'd)

Sponsors / Hedge Funds

Potential Bidder	Fund Size ($bn)	Potential Bidder	Fund Size ($bn)
Goldman Sachs	$20.0 (1)	Cerberus Capital Management, L.P.	$6.2
TPG	$15.2	Leonard Green & Partners, L.P.	$5.3
Permira	$14.1	One Equity Partners	$5.0
The Blackstone Group	$13.5	Apax Partners	$5.1
Providence Equity	$12.1	Welsh, Carson, Anderson & Stowe	$4.8
Apollo	$10.1	Clayton Dubilier & Rice	$4.0
Hellman & Friedman LLC	$8.4	Fortress	$4.0
Bain Capital	$8.0	TA Associates	$3.5
Warburg Pincus	$8.0	GTCR	$2.8
KKR	$6.6	Ripplewood Holdings L.L.C.	$1.2
MDP	$6.5	MidOcean Partners	$0.8
THL	$6.5	DE Shaw & Co	N/A (2)

Source: Company filings, Wall Street research and FactSet.
(1) Subject to completion of current fund raising efforts.
(2) Approximately $26.3 billion assets under management.

24

CONFIDENTIAL Appendix

CONFIDENTIAL

Appendix
Segment Detail
Net Contribution Segment Detail
Revenue Segment Detail
% of Revenues
Services 53.2% 56.9% 57.4% 57.5% 57.4%
Data Products 34.8% 30.4% 29.3% 28.7% 28.2%
IT Outsourcing 29.2% 30.2% 30.4% 30.3% 30.5%
Corporate/Eliminations (17.3%) (17.5%) (17.2%) (16.6%) (16.1%)
$211.1
$182.7
$157.7
$137.0
$112.8
$68.2
$55.9
$44.8
$40.3
$50.4
$68.9
$55.5
$43.5
$35.2
$28.8
($28.0) ($26.4)
($24.9)
($23.5)
($24.6)
($100.0)
$0.0
$100.0
$200.0
$300.0
$400.0
$167.4
$189.0
$221.1
$267.7
$320.3
2007E 2008E 2009E 2010E 2011E
Margin
Services 15.2% 16.4% 17.6% 18.7% 19.8%
Data Products 10.4% 9.1% 9.8% 11.4% 13.1%
IT Outsourcing 7.1% 8.0% 9.2% 10.8% 12.2%
Corporate/Eliminations NM NM NM NM NM
Services Data Products IT Outsourcing Corporate/Eliminations
____________________
Source: Management projections.
$743.2
$834.2
$897.1 $978.2
$1,063.8
$486.3
$445.1
$457.8
$488.6
$521.9
$407.8
$442.2
$474.9
$515.8
$565.1
($297.9) ($282.5)
($268.0) ($256.0) ($241.5)
($1,000.0)
$0.0
$1,000.0
$2,000.0
$3,000.0
2007E 2008E 2009E 2010E 2011E
$1,395.8
$1,465.4
$1,561.9
$1,700.2
$1,853.0

CONFIDENTIAL

Appendix
Adjusted EBITDA Detail
Overview
Adjusted EBITDA Detail
Due to significant capitalization of business expenses, Acxiom's EBITDA does not represent a meaningful proxy for free cash flow
The disconnect between EBITDA and free cash flow significantly reduces the viability of EBITDA as a valuation metric
In order to use relevant EBITDA multiples from comparable companies and precedent transactions, Merrill
Lynch has adjusted Acxiom's EBITDA to more closely approximate cash flow in a manner consistent with its peers
The key adjustments made in adjusting from EBITDA to Adjusted EBITDA:
Reducing EBITDA by the principal and interest payments made in respect of capital leases
Reducing EBITDA by the cost of purchased software
____________________
Source: Acxiom management.
Note: Dollars in millions.
FYE March 31,
2007E 2008E 2009E 2010E 2011E
EBITDA $386.1 $391.5 $410.7 $442.6 $491.5
Less: Capital Lease Principal Payments (76.1) (71.8) (47.2) (44.3) (38.2)
Less: Capital Lease Interest Payments (7.4) (6.4) (5.1) (4.4) (4.1)
Less: Purchased Software Costs (40.8) (35.0) (35.0) (35.0) (35.0)
Adj. EBITDA $261.8 $278.4 $323.4 $358.9 $414.1

CONFIDENTIAL

Appendix
Free Cash Flow Detail
FY2007 – FY2011 Free Cash Flow Bridge
Levered Free Cash Flow Calculation
$86.1
$179.5
($11.5)
$24.0
$5.8
$34.7
($6.0)
$46.4
0.0
50.0
100.0
150.0
200.0
$250.0
2007E '07–'08
Reduction
in Capex
'08–'11
Increase
in Capex
Reduction in
Interest
Expense
'07–'10
EBITDA
Less Cash
Taxes
'10–'11
EBITDA
Less Cash
Taxes
Other
2011E
____________________
Source: Acxiom management.
Note: Dollars in millions.
(1) Capital used in investing activities includes total capital spending prior to capital lease financings.
% of Increase 49.6% (6.4%) 37.2% 6.3% 25.7% (12.3%)
(1)
(1) (1)
FYE March 31,
2007E 2008E 2009E 2010E 2011E
Adj. EBITDA $261.8 $278.4 $323.4 $358.9 $414.1
Plus: Capital Lease Principal Payments 76.1 71.8 47.2 44.3 38.2
Plus: Capital Lease Interest Payments 7.4 6.4 5.1 4.4 4.1
Plus: Purchased Software Costs 40.8 35.0 35.0 35.0 35.0
EBITDA $386.1 $391.5 $410.7 $442.6 $491.5
Less: D&A (227.4) (202.5) (189.6) (174.9) (171.2)
Less: Interest Expense (46.6) (50.7) (35.5) (23.1) (11.9)
Less: Other Income 5.9 (2.0) (2.7) (2.8) (2.8)
Less: Taxes (43.7) (53.1) (71.3) (94.3) (119.2)
Net Income $74.4 $83.1 $111.5 $147.5 $186.4
Add: D&A 227.4 202.5 189.6 174.9 171.2
Less: Changes in Working Capital (43.6) (47.2) (43.3) (53.0) (60.7)
Less: Other Operating Items 1.7 4.5 8.0 12.0 16.0
Less: Capital Used in Investing Activities (173.8) (127.4) (122.2) (127.9) (133.4)
Free Cash Flow $86.1 $115.5 $143.7 $153.5 $179.5

CONFIDENTIAL

Appendix
Discounted Cash Flow Analysis – ACXM Base Plan
Perpetuity Growth Rate Method (Dollars in Millions, Except Per Share Data)
____________________
Note: Value discounted to March 31, 2007. Based on management projections excluding any off-shore savings. Assumes 0% of potential off-shoring cost initiatives are realized.
(1) Net Debt as of March 31, 2007 per Company guidance.
FYE March 31, Normalized Adj. 2011E
2006E 2007E 2008E 2009E 2010E 2011E 2011E EBITDA
Revenue ##### $1,395.8 $1,465.4 $1,561.9 $1,700.2 $1,853.0 $1,853.0 $414.1
EBITDA 362.2 386.1 391.5 410.7 442.6 491.5 $491.5
Less:  D&A (231.1) (227.4) (202.5) (189.6) (174.9) (171.2) (168.4)
EBIT 593.4 $158.8 $189.0 $221.1 $267.7 $320.3 323.1
Less: Cash Taxes (225.5) (60.3) (71.8) (84.0) (101.7) (121.7) (122.8)
Cash Tax Rate 38.0% 38.0% 38.0% 38.0% 38.0% 38.0%
Tax-effected EBIT 367.9 98.4 117.2 137.1 166.0 198.6 200.3
Plus:  D&A 231.1 227.4 202.5 189.6 174.9 171.2 168.4
Plus: Stock Based Compensation 31.2 1.7 4.5 8.0 12.0 16.0 16.0
Less:  Changes in Working Capital (43.6) (47.2) (43.3) (53.0) (60.7) (60.7)
Less:  Additions to PP&E (79.0) (49.3) (53.1) (58.8) (64.3) (64.3)
Less:  Deferred Expense (67.3) (54.1) (54.1) (54.1) (54.1) (54.1)
Plus: Non-Operating Item (20.3) 20.0 0.0 0.0 0.0 0.0
Less:  Development of Software (27.4) (24.0) (15.0) (15.0) (15.0) (15.0)
Free Cash Flow ##### $89.8 $169.6 $169.3 $172.0 $191.7 $190.6
Growth - - (85.7%) 88.8% (0.2%) 1.6% 11.5% 10.8%
Normalized Growth (75.1%) 35.8% 13.2% 1.6% 11.5% 10.8%
PV of PV of Terminal Value
Discount Cash Flows Assuming Perpetual Growth Enterprise Value
Rate (2008-2011) 3.00% 3.50% 4.00% 3.00% 3.50% 4.00%
9.5% $560.3 $2,100.9 $2,287.0 $2,507.0 $2,661.2 $2,847.3 $3,067.3
10.0% 554.1 1,915.6 2,073.0 2,256.6 2,469.7 2,627.1 2,810.7
10.5% 548.1 1,755.8 1,890.3 2,045.5 2,303.8 2,438.4 2,593.6
11.0% 542.1 1,616.6 1,732.7 1,865.4 2,158.7 2,274.8 2,407.6
11.5% 536.3 1,494.4 1,595.5 1,710.1 2,030.6 2,131.8 2,246.3
Equity Value Equity Value Per Share
Net Debt
(1)
3.00% 3.50% 4.00% 3.00% 3.50% 4.00%
$700.3 $1,960.9 $2,147.0 $2,367.0 $24.30 $26.43 $28.88
700.3 1,769.4 1,926.8 2,110.4 22.08 23.91 26.01
700.3 1,603.5 1,738.1 1,893.3 20.09 21.70 23.53
700.3 1,458.4 1,574.5 1,707.2 18.35 19.74 21.33
700.3 1,330.3 1,431.4 1,546.0 16.82 18.03 19.40
-
+ =

CONFIDENTIAL

Appendix
Discounted Cash Flow – Potential Off-Shoring Cost Initiatives
100% of Off-Shoring Cost Initiatives Realized
____________________
Source: Management projections.
Note: Dollars in millions, except per share data.
Note: Share count based on 3.5% perpetuity growth rate for Company excluding off-shoring cost initiatives.
50% of Off-Shoring Cost Initiatives Realized
FYE March 31,
2007E 2008E 2009E 2010E 2011E
Labor Arb / Efficiency Re-engineering $0.0 $9.9 $37.6 $67.6 $91.1
Transition Impact 0.0 (15.0) 0.0 0.0 0.0
Facilities Savings 0.0 0.9 5.0 6.4 7.4
Poland - New Cost 0.0 (0.5) (2.5) (3.2) (3.7)
Pre-Tax Cost Savings (4.6) 40.1 70.8 94.8
Less: Taxes 1.7 (15.2) (26.9) (36.0)
After-Tax Cost Savings $0.0 ($2.9) $24.9 $43.9 $58.8
PV of PV of Terminal Value
Discount Cash Flows Based on Perpetual Growth Rate Equity Value Per Share
Rate (2008-2011) 1.0% 2.0% 3.0% 1.0% 2.0% 3.0%
11.00% $88.4 $390.9 $438.7 $498.3 $4.68 $5.24 $5.95
11.50% 87.1 $365.7 $408.2 $460.7 $4.38 $4.89 $5.51
12.00% 85.9 $342.9 $380.9 $427.4 $4.12 $4.57 $5.12
12.50% 84.6 $322.2 $356.3 $397.7 $3.88 $4.28 $4.78
13.00% 83.4 $303.3 $334.2 $371.2 $3.66 $4.03 $4.47
+ =
FYE March 31,
2007E 2008E 2009E 2010E 2011E
Labor Arb / Efficiency Re-engineering $0.0 $5.0 $18.8 $33.8 $45.5
Transition Impact 0.0 (15.0) 0.0 0.0 0.0
Facilities Savings 0.0 0.5 2.5 3.2 3.7
Poland - New Cost 0.0 (0.5) (2.5) (3.2) (3.7)
Pre-Tax Cost Savings (10.0) 18.8 33.8 45.5
Less: Taxes 3.8 (7.1) (12.8) (17.3)
After-Tax Cost Savings
$0.0 ($6.2) $11.7 $21.0 $28.2
PV of PV of Terminal Value
Discount Cash Flows Based on Perpetual Growth Rate Equity Value Per Share
Rate (2008-2011) 1.0% 2.0% 3.0% 1.0% 2.0% 3.0%
11.00% $37.8 $187.8 $210.8 $239.4 $2.26 $2.54 $2.88
11.50% 37.2 $175.7 $196.1 $221.3 $2.12 $2.36 $2.67
12.00% 36.6 $164.7 $183.0 $205.3 $1.99 $2.21 $2.48
12.50% 36.0 $154.8 $171.2 $191.1 $1.87 $2.07 $2.31
13.00% 35.5 $145.7 $160.6 $178.4 $1.77 $1.95 $2.16
+ =

CONFIDENTIAL

Appendix

Selected Marketing & Data Public Comparables

(Dollars in Millions, Except Per Share Amounts)

Company	Share Price 5/11/2007	% of 52-Week High	Equity Value	Enterprise Value	LTM Stock Change	EV / EBITDA 2006A	EV / EBITDA 2007E	Equity Value / FCF 2006A	Equity Value / FCF 2007E	P/E 2006A	P/E 2007E	PEG Ratio 2006A	PEG Ratio 2007E	Long-Term EPS Growth	2007 Leverage Ratio
experian [1]	$11.13	90.7%	$11,369	$13,006	(4.8%)	12.8x	11.6x	25.3x	19.5x	20.6x	18.0x	1.5x	1.3x	14.0%	1.5x
The Dun & Bradstreet Corporation D&B	95.05	99.0%	5,803	6,148	25.4%	13.3	12.5	23.0	18.0	23.9	20.8	1.6	1.4	15.3%	0.7x
ALLIANCE	62.88	92.3%	5,054	6,330	19.7%	13.4	10.9	14.4	11.1	27.1	24.1	1.5	1.3	17.9%	2.0x
EQUIFAX	41.15	98.0%	6,141	7,018	11.2%	11.3	10.2	17.6	18.0	18.7	16.6	1.7	1.5	10.8%	1.3x
ChoicePoint	38.83	84.4%	3,055	3,476	(14.4%)	10.6	10.4	14.6	15.0	23.0	20.7	1.7	1.5	13.3%	1.3x
Valassis [2]	17.59	59.2%	842	2,092	(39.7%)	9.3	8.3	31.1	NM	17.9	15.6	2.0	1.7	9.0%	4.6x
Fair Isaac	36.03	83.8%	2,126	2,323	(5.2%)	10.8	11.3	11.6	11.4	18.5	22.1	1.5	1.8	12.0%	1.0x
[illegible]	25.98	90.3%	1,944	2,105	(3.8%)	9.7	9.5	17.3	15.2	19.2	18.6	1.8	1.7	10.7%	0.7x
Catalina Marketing [3]	32.02	97.4%	1,525	1,597	43.4%	10.1	9.2	32.5	23.8	22.4	24.6	1.7	1.9	13.0%	0.4x
infoUSA [4]	10.10	79.5%	563	821	(2.1%)	7.3	6.8	12.6	NA	14.9	14.1	1.0	0.9	15.0%	2.2x
				Maximum	43.4%	13.4x	12.5x	32.5x	23.8x	27.1x	24.6x	2.0x	1.9x	17.9%	4.6x
				Mean	3.0%	10.9	10.1	20.0	16.5	20.6	19.5	1.6	1.5	13.1%	1.6
				Median	(3.0%)	10.7	10.3	17.4	16.6	19.9	19.6	1.6	1.5	13.2%	1.3
				Minimum	(39.7%)	7.3	6.8	11.6	11.1	14.9	14.1	1.0	0.9	9.0%	0.4

Source: Wall Street research.
(1) *Pro forma for acquisition of TALX.*
(2) *Pro forma for acquisition of ADVO.*
(3) *Catalina's market price as of February 21, 2007 (day prior to first acquisition announcement).*
(4) *Pro forma for acquisition of Opinion Research.*

30

CONFIDENTIAL

Appendix
Precedent Marketing Services Transaction Comparables
(Dollars in Millions)
____________________
Source:  Wall Street research.
Date Form of Transaction LTM Multiples
Announced Acquirer Target Consideration Value Revenue EBITDA
Apr-07 Experian Hitwise, Inc Cash $240 4.3x NA
Apr-07 Hellman & Friedman Catalina Marketing Corp Cash 1,700 3.5x 10.7x
Apr-07 Google Inc DoubleClick Inc Cash 3,100 10.3x 34.4x
Dec-06 Alliance Data Systems Abacus Direct Corp (DoubleClick) Cash 435 4.4x 10.9x
Dec-06 Publicis Groupe SA Digitas Inc Cash 1,133 1.9x 18.7x
Aug-06 infoUSA Opinion Research Corporation Cash 133 0.7x 8.8x
Jul-06 Valassis Communications ADVO Inc Cash 1,325 0.9x 11.8x
Feb-06 AllianceData DoubleClick Email Cash 90 2.3x 8.8x
Feb-06 D E Shaw & Co. Aspen Marketing Services Cash 220 1.0x NA
Jan-06 Private Equity Consortium VNU Cash 11,100 2.7x 14.5x
Jan-06 Experian ClarityBlue Cash 150 3.0x 5.0x
Sep-05 Alliance Data Systems Bigfoot Interactive Cash 120 3.0x 12.0x
Aug-05 Value Click Fastclick Stock 267 NA 7.0x
Jul-05 Apollo Group Cendant Marketing Group Cash 1,825 1.2x 5.5x
Jun-05 Value Click WebMarketing Holdings Cash & Stock 166 2.8x 10.1x
May-05 Pitney Bowes Imagitas Cash 260 3.0x NA
Apr-05 GFK AG NOP World (United Business Media) Cash 725 1.7x 18.7x
Apr-05 Hellman & Friedman DoubleClick Cash 821 2.7x 14.0x
Mar-05 Acxiom Digital Impact Cash 120 2.8x NM
Mar-05 Harte-Hanks Tampa Flier Cash 66 2.0x NA
Mean 2.9x 12.7x
Median 2.7x 10.9x

CONFIDENTIAL

Appendix
Rating Agency Commentary
Moody’s (Ba2) (1) Standard & Poor’s (BB) (2)
“The rating on Little Rock, Ark.-based Acxiom Corp. reflects the company's good niche market position and adequate
cash-flow generation.”
“Business risk is tempered by Acxiom's expertise in
managing its comprehensive consumer databases.”
“More than one-half of its direct-marketing assignments are
performed for long-term clients, and outsourcing contracts
generally cover multiple years, offsetting a concentrated
customer base and providing some revenue predictability.”
“ . . . [T]he company remains a relatively small participant in a growing and fragmented industry that may see the
entrance of several much larger competitors.”
“Standard & Poor's Ratings Services believes channel
partnerships and moderate acquisitions could continue,
primarily to expand the company's participation in selected
vertical markets, enhance its distribution capability, and
provide additional operational diversity.”
“The stable outlook reflects the prospects for continued
earnings improvement and our expectation that Acxiom will
continue to maintain a moderate financial profile, given
current debt capacity within the rating.”
“Acxiom's Ba2 corporate family rating is constrained by its
relatively high client concentration (the top 15 clients
represented approximately 50% of fiscal 2006 revenue),
modest size (measured by revenue and assets) relative to
larger information technology services peers, and
challenges to address an increasing public sentiment toward
consumer privacy.”
“ . . . [T]he rating reflects the company's ample free cash
flow and modest financial leverage, which in isolation
suggest a rating within the Baa category.”
“Acxiom maintains a blue chip client base including large
financial institutions . . . The company enjoys business
stability through long-term service contracts in excess of
two years, resulting in approximately 70% recurring
revenue.”
“Acxiom's generates ample free cash flow (defined as cash
flow from operating activities less dividends, PP&E,
software development costs, deferred costs, and data
acquisition costs) in excess of $130 million in each of the
past four fiscal years.”
“Financial leverage is modest at about 2.5x, as measured by
the ratio of debt pro forma for the $600 million term loan
offering and adjusted for capitalized operating leases to
EBITDAR.  In Moody's view, the company has relatively
sizable capitalized operating leases of $275 million (rent
expense times 5).”
____________________
(1) Source: Moody’s Credit Report dated August 23, 2006. Represents Moody’s Corporate Family Rating for Acxiom.
(2) Source: Standard & Poor’s Credit Report dated March 27, 2007. Represents Standard & Poor’s Long-Term Local Issuer Credit Rating for Acxiom.

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